EXHIBIT 11

                    BT FINANCIAL CORPORATION AND AFFILIATES

                     COMPUTATION OF NET INCOME PER SHARE


                                  Years ended December 31,
                                 1996        1995       1994
                          ------------------------------------
(In thousands, except
 shares and per share data)
Primary income per
  share:
     Net income            $  13,774   $  13,049   $  12,659
     Preferred
       dividends                  54         116         120
                         -------------------------------------
     Net income
      applicable to
      common stock        $   13,720   $  12,933   $  12,539
                         =====================================
     Average common
       shares
       outstanding
       and common
       stock
       equivalents        5,529,978    5,342,426   5,328,343
                         =====================================
     Net income per
       share-primary      $    2.48    $    2.42   $    2.35
                         =====================================
Fully diluted income
  per share:
     Net income           $  13,774    $  13,049   $  12,659
                         =====================================
     Average common
       shares
       outstanding
       and common
       stock
       equivalents        5,529,978    5,342,426   5,328,343

     Additional common
       shares assuming:
        Conversion
        of preferred
        stock Series A       47,106      100,884     104,362
                         -------------------------------------
     Average common
       shares
       outstanding
       and common
       stock
       equivalents        5,577,084    5,443,310   5,432,705
                         =====================================
     Net income per
       share-fully
       diluted.           $    2.47    $    2.40   $    2.33
                         =====================================

Note: Share and per share data have been adjusted to reflect the 5% stock dividend distributed by BT on October 14, 1994 and the 10% stock dividend distributed on October 22, 1996. Additionally, share data has been adjusted for the 10% stock dividend paid on December 30, 1994 by the former Moxham Bank Corporation.